                                  SCHEDULE 14A
                                 (RULE 14a-101)


          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement        [   ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          ARONEX PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 [ X ]  No fee required.

 [   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

 [  ]  Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                               [ARONEX LETTERHEAD]



                                 April 12, 2000




TO OUR STOCKHOLDERS:

     You are cordially invited to attend our 2000 Annual Meeting of Stockholders to be held on Tuesday, May 16, 2000, at 1:30 p.m., local time, in the Forest I Room of The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas. A Notice of the Annual Meeting, proxy statement and form of proxy card are enclosed with this letter.

     We encourage you to read the Notice of the Annual Meeting and proxy statement so that you may be informed about the business to come before the meeting. Your participation in our business is important, regardless of the number of shares that you hold. To ensure your representation at the meeting, please promptly sign and return the accompanying proxy card in the postage-paid envelope.

     We look forward to seeing you on May 16, 2000.


                                   Sincerely,




                                 /s/ GEOFFREY F. COX
                                 ----------------------------
                                 Geoffrey F. Cox, Ph.D.
                                 Chief Executive Officer

                   [ARONEX PHARMACEUTICALS, INC. LETTERHEAD]

                            -----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 16, 2000


To our Stockholders:

     WHEN AND WHERE. Our 2000 Annual Meeting of Stockholders will be held on Tuesday, May 16, 2000, at 1:30 p.m., local time, in the Forest I Room of The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas.

     RECORD DATE. Only stockholders of record at the close of business on March 24, 2000 will be entitled to notice of and to vote at the Annual Meeting.

     PURPOSE OF THE MEETING. The Annual Meeting has been called for the following purposes:

          1. To elect three of our Class II directors, each to serve until our 2003 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

          2. To ratify and approve the appointment of Arthur Andersen LLP as our independent public accountants for our fiscal year ending December 31, 2000; and

          3. To act upon such other business as may properly come before the meeting or any adjournments thereof.

     You will find more information on the nominees for director and the proposals in the proxy statement. You will find further instructions on how to vote beginning on page 2 of the proxy statement.

     YOUR VOTE COUNTS! IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF WHETHER YOU PLAN TO ATTEND. PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.




                                  By Order of the Board of Directors,


                                  /s/ TERANCE A. MURNANE
                                  -------------------------------
                                  Terance A. Murnane
                                    Secretary

The Woodlands, Texas
April 12, 2000

                   [ARONEX PHARMACEUTICALS, INC. LETTERHEAD]

                           ---------------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 16, 2000

CONTENTS OF 2000 PROXY STATEMENT                                                                           PAGE
                                                                                                           ----
VOTING INFORMATION

   General Instructions on How to Vote Your Proxy...........................................................2
   Voting Rules.............................................................................................3


PROPOSALS

   Proposal 1: Election of Directors........................................................................5
   Proposal 2: Appointment of Independent Accountants.......................................................6


INFORMATION ABOUT US

   Information about Continuing Directors...................................................................6
   Directors' Meetings and Compensation.....................................................................7
   Board Committees and Their Functions.....................................................................7
   Report of the Compensation Committee.....................................................................8
   Executive Compensation..................................................................................11
   Transactions with Certain Affiliates....................................................................15
   Stock Ownership by Our Largest Stockholders and Management..............................................15
   Compliance with Section 16(a)...........................................................................17
   Stockholder Proposals for the 2001 Annual Meeting.......................................................17
   Discretionary Voting of Proxies on Other Matters........................................................17
   1999 Form 10-K..........................................................................................18

   Our principal executive offices are located at 8707 Technology Forest Place, The Woodlands, Texas 77381- 1191. This proxy statement, and the accompanying Notice of 2000 Annual Meeting of Stockholders and proxy card, are first being mailed to our stockholders on or about April 12, 2000.

                               VOTING INFORMATION

GENERAL INSTRUCTIONS ON HOW TO VOTE YOUR PROXY --

     Below are instructions on how to vote, as well as information on your rights as a stockholder as they relate to voting. Some of the instructions will differ depending on how your stock is held. It is important to follow the instructions that apply to your situation.

     IF YOUR SHARES ARE HELD IN "STREET NAME," you should vote your shares in the method directed by your broker or other nominee.

     IF YOU PLAN TO ATTEND THE MEETING AND VOTE IN PERSON, your instructions will depend on how your shares are held:

     o Shares registered in your name -- check the appropriate box on the enclosed proxy card and bring evidence of your stock ownership with you to the meeting. The proxy card and the evidence of your ownership will serve as your authorization to vote in person.

     o Shares registered in the name of your broker or other nominee -- ask your broker to provide you with a broker's proxy card in your name (which will allow you to vote your shares in person at the meeting) and bring evidence of your stock ownership from your broker.

Remember that attendance at the meeting will be limited to stockholders as of the record date (or their authorized representatives) with evidence of their share ownership and our guests.

     HOW TO REVOKE YOUR PROXY. If your shares are registered in your name, you may revoke your proxy at any time before it is exercised by :

     o    filing with our Secretary a written notice revoking it,

     o    executing and returning another proxy bearing a later date, or

     o attending the Annual Meeting and expressing a desire to vote your shares of common stock in person.

     If your shares are held in street name, you must contact your broker to revoke your proxy. Written notices to us must be addressed to Secretary, Aronex Pharmaceuticals, Inc., 8707 Technology Forest Place, The Woodlands, Texas 77381-1191. No revocation by written notice will be effective unless such notice has been received by our Secretary prior to the day of the Annual Meeting or by the inspector of election at the Annual Meeting.

VOTING RULES --

     STOCKHOLDERS ENTITLED TO VOTE - THE RECORD DATE. The close of business on March 24, 2000 has been fixed as the record date for the determination of stockholders entitled to vote at the Annual Meeting and any adjournment(s) thereof. As of the record date, we had issued and outstanding 22,922,078 shares of common stock and no shares of the company's preferred stock.

     QUORUM REQUIRED. A quorum must exist for us to hold the Annual Meeting. For a quorum to exist, we will need the presence, either in person or by proxy, of holders of a majority of the outstanding shares of our common stock as of the record date. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. Broker non-votes occur when a beneficial owner indicates on the proxy that some of the shares represented are not being voted as to certain proposals, and the broker is not permitted to vote on the proposal.

     NUMBER OF VOTES. You are entitled to one vote per share of our common stock that you own as of the record date on each matter that is called to vote at the Annual Meeting.

     VOTING TO ELECT DIRECTORS. When voting to elect directors, you have three options:

     o    Vote for each of the three nominees;

     o    Vote for only one or two of the nominees; or

     o    Withhold authority to vote for all of the nominees.

     If a quorum is present at the Annual Meeting, the three persons receiving the greatest number of votes will be elected to serve as directors. Because of this rule, any shares that are not voted or whose votes are withheld will not influence the outcome of the election of directors.

     VOTING ON OTHER MATTERS. When voting on all other matters, you will also have three options, but these options are different from those pertaining to the election of directors:

     o    Vote FOR a given proposal;

     o    Vote AGAINST a given proposal; or

     o    ABSTAIN from voting on a given proposal.

     Each matter other than the election of directors requires the affirmative vote of a majority of the shares present or represented at the Annual Meeting and entitled to vote on the proposal. An abstention will have the same effect as voting against a proposal. Non-voted shares will not affect the results on a proposal, because shares held by brokers who withhold authority to vote will be considered absent in the voting tallies on these proposals.

     The proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting. The Board of Directors is not currently aware of any such other matters.

     VOTING OF PROXIES WITH UNMARKED VOTES. All proxies that are properly completed, signed and returned prior to the Annual Meeting will be voted. If you return your proxy with no votes marked, your shares will be voted as follows:

     o    FOR the election of all three nominees for director.

     o FOR the appointment of Arthur Andersen LLP as the company's independent public accountants.

     It is possible for a proxy to indicate that some of the shares represented are not being voted as to certain proposals. This occurs, for example, when a broker is not permitted to vote on a proposal without instructions from the beneficial owner of the stock. In these cases, non-voted shares are considered absent for those proposals.

     WHO COUNTS THE VOTES. Votes will be counted by American Stock Transfer & Trust Company, our transfer agent and registrar.

     INFORMATION ABOUT THIS SOLICITATION OF PROXIES. The solicitation of the proxy accompanying this statement is being made by our Board of Directors in connection with the 2000 Annual Meeting of Stockholders. In addition to the solicitation of proxies by use of this proxy statement, our directors, officers and employees may solicit the return of proxies by mail, personal interview, telephone or telegraph. Our officers and employees will not receive additional compensation for their solicitation efforts, but they will be reimbursed for any out-of-pocket expenses incurred. Brokerage houses and other custodians, nominees and fiduciaries will be requested, in connection with the stock registered in their names, to forward solicitation materials to the beneficial owners of such stock.

     All costs of preparing, printing, assembling and mailing the Notice of the 2000 Annual Meeting of Stockholders, this proxy statement, the enclosed form of proxy card and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation, will be borne by us.

                                    PROPOSALS

PROPOSAL NUMBER 1: ELECTION OF DIRECTORS

     Our Restated Certificate of Incorporation divides or "classifies" our Board of Directors into three classes (Classes I, II and III), with respect to the time for which the directors in each class individually hold office. Each class consists, as nearly as possible, of one-third of the entire Board. Our Board of Directors is currently fixed at eight members. Each director is elected to hold office for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected. The current term for Class II Directors will expire at the Annual Meeting. The current terms for Class I and Class III Directors will expire at the 2001 and 2002 Annual Meetings of Stockholders, respectively.

     The Board of Directors has nominated and urges you to vote for the election of the three nominees identified below to serve as Class II directors for a three-year term or until their successors are duly elected and qualified. Each of the nominees listed below is a member of our present Board of Directors. Proxies solicited hereby will be voted for the three nominees unless stockholders specify otherwise in their proxies.

     If, at the time of or prior to the Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

NOMINEES FOR DIRECTOR

     The three nominees for election as Class II directors and certain additional information with respect to each of them, are as follows:

                                                                                                     YEAR FIRST
                NAME                      AGE             POSITION WITH THE COMPANY               BECAME A DIRECTOR
                ----                      ---             -------------------------               -----------------
Geoffrey F. Cox, Ph.D................     56      Chairman of the Board of Directors                 1994
                                                  (Class II) and Chief Executive Officer

Gabriel Lopez-Berestein, M.D.........     52      Director (Class II) and Chief Scientific           1988
                                                                Officer

Phyllis I. Gardner, M.D..............     49               Director (Class II)                       1998

     Geoffrey F. Cox, Ph.D. Dr. Cox has served as a member of the Board of Directors since January 1994. Dr. Cox joined us as Chairman and Chief Executive Officer in November 1997. Dr. Cox has more than 20 years pharmaceutical experience. In 1984, Dr. Cox joined Genzyme in the UK as operations director and became managing director of Genzyme's UK operations in Haverhill and Maidstone in 1986. Dr. Cox served most recently for Genzyme as executive vice president responsible for operations and the pharmaceutical and diagnosis business units. Prior to joining Genzyme, Dr. Cox was general manager of UK manufacturing operations for Gist-Brocades.

     Gabriel Lopez-Berestein, M.D. Dr. Lopez-Berestein, one of our co-founders, has served as a member of the Board of Directors and our Chief Scientific Advisor since January 1988. Dr. Lopez-Berestein is Professor of Medicine and Chief of the Immunobiology and Drug Carriers Section at The University of Texas M.D. Anderson Cancer Center, with which he has been affiliated since 1979. Dr. Lopez-Berestein is the author of over 175 publications in the areas of macrophage, cell biology and signal transduction. Dr. Lopez-Berestein is also the recipient of a number of grants and awards, including a Scholar Award of the Leukemia Society of America and various National Institutes of Health ("NIH") awards.

     Phyllis I. Gardner, M.D. Dr. Gardner has served as a member of the Board of Directors since September 1998. Dr. Gardner is the Senior Associate Dean for Education and Student Affairs at Stanford University School of Medicine, and has been a tenured Associate Professor in the Departments of Molecular Pharmacology and Medicine at Stanford since 1984. Since 1994, Dr. Gardner has worked closely with ALZA Corporation in the areas of drug formulation and drug delivery. From 1996 to 1998, she was Vice President of Research and Head of the ALZA Technology Institute. Dr. Gardner is also a consultant or advisor to a number of companies and serves as a member of the Board of Directors of Pharmacyclics, Inc., Health Hero Network, Inc., Elim Biopharmaceuticals, Inc., SHINE, Inc. and MyHealthPage.com.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE- NAMED NOMINEES.

PROPOSAL NUMBER 2: RATIFICATION AND APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed the firm of Arthur Andersen LLP as our independent public accountants to make an examination of our accounts for the fiscal year ending December 31, 2000, subject to ratification by our stockholders. Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so. They will also be available to respond to appropriate questions from stockholders attending the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION AND APPROVAL OF ARTHUR ANDERSEN LLP'S APPOINTMENT, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                              INFORMATION ABOUT US

INFORMATION ABOUT CONTINUING DIRECTORS

                        NAME                            AGE         POSITION
                        ----                            ---         --------

James R. Butler.....................................    59     Director (Class III)
Paul W. Hobby.......................................    39     Director (Class I)
David J. McLachlan..................................    61     Director (Class I)
Martin P. Sutter....................................    44     Director (Class I)
Gregory F. Zaic.....................................    52     Director (Class III)

     James R. Butler. Mr. Butler has served as a member of the Board of Directors since June 1997. Mr. Butler is Senior Group Vice President for ALZA International, Inc., a California-based pharmaceutical company developing therapeutics using its proprietary drug delivery systems. Mr. Butler is responsible for all commercial operations outside the United States and has overseen ALZA Pharmaceuticals, a division of ALZA International, Inc., since August 1993. Prior to joining ALZA in 1993, Mr. Butler was Vice President and General Manager of Glaxo Inc.'s Corporate Division. Mr. Butler held numerous sales and marketing positions during his 23-year tenure at Glaxo.

     Paul W. Hobby. Mr. Hobby has served as a member of the Board of Directors since March 1999. Since 1992, Mr. Hobby has been active in the media business. He was a principal in the Hobby family company, H & C Communications, until that group of television and radio stations was sold in 1994, then founded his own venture, Columbine JDS, Inc. Columbine JDS provided media management software tools for television, radio and advertising agencies. Currently, Mr. Hobby is serving in executive positions in several private media and entertainment concerns, and is Chairman of Hobby Media Services, a portfolio of minority investments in traditional and emerging media platforms. Mr. Hobby serves on the Board of Directors of three other publicly traded companies, Stewart Information Services Corporation, Coastal Bancorp, Inc. and CinemaStar Luxury Theatres, Inc.

     David J. McLachlan. Mr. McLachlan has served as a member of the Board of Directors since March 1999. Mr. McLachlan is currently a consultant to Genzyme. Formerly, he was Genzyme's Chief Financial Officer and Executive Vice President of Finance from 1989 to June 1999. Prior to joining Genzyme, Mr. McLachlan was the Chief Financial Officer of Adams-Russell Electronics, Inc., a defense electronics manufacturer, from 1975 to 1989, and Adams-Russell Co., Inc., a cable television company from 1975 to 1986. He currently serves on the Board of Directors of Hearx, Ltd., a hearing care company, Dyax, Corp., a biotechnology company and the Massachusetts Biotechnology Council.

     Martin P. Sutter. Mr. Sutter, one of our co-founders, has served as a member of the Board of Directors since June 1986 and served as Chairman of the Board of Directors from 1986 to 1997. Since July 1994, Mr. Sutter has been a Managing Director of Essex Woodlands Health Ventures, L.L.C., which is the general partner of Essex Woodlands Health Ventures Fund IV, L.P., a venture capital firm based in Chicago, Illinois, and one of our principal stockholders. Mr. Sutter is the Chairman of the Board of Directors of Zonagen, Inc., a public biotechnology company based in The Woodlands, Texas, and several privately held healthcare and biotechnology companies.

     Gregory F. Zaic. Mr. Zaic has served as a member of the Board of Directors since September 1995. Mr. Zaic has been an investor primarily focused on medical and life science investment opportunities since 1983. He currently is a General Partner of Prince Ventures and has served as acting president and director of many private and public companies, including GenVec, Inc. and Xylos Corporation.

DIRECTORS' MEETINGS AND COMPENSATION

     During 1999, the Board of Directors met eight times and took certain additional actions by unanimous written consent in lieu of meetings. During 1999, none of our directors attended fewer than 75% of the meetings of the Board of Directors, with the exception of James R. Butler, who attended 4 of 6 meetings.

     Effective September 21, 1999, the Board of Directors voted to pay non-employee director's compensation for each meeting attended. Each non-employee member of the Board of Directors receives $1,000 for each board meeting attended, $500 for each committee meeting attended and $250 for each telephonic meeting attended, such compensation paid in the form of cash or common stock at each member's choosing. The directors are also reimbursed for expenses incurred in connection with attending each board and committee meeting. Directors who are not our employees are entitled to participate in our Amended and Restated 1993 Non-Employee Director Stock Option Plan. Under the 1993 Non-Employee Director Plan, each non-employee director receives (i) the grant of options to purchase 25,000 shares of our common stock upon his or her initial election to the Board and (ii) an annual grant of options to purchase 7,500 shares of our common stock for each year of service as a director. The 1993 Non-Employee Director Plan also permits discretionary grants of options to non-employee directors who do not serve on the Compensation Committee of the Board of Directors.

BOARD COMMITTEES AND THEIR FUNCTIONS

     Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

     The Audit Committee's function includes making recommendations concerning the engagement of independent public accountants, reviewing with the independent public accountants the plan and results of the auditing engagement, approving professional services provided by the independent public accountants and reviewing the adequacy of our internal accounting controls. Mr. Butler served as a member of the Audit Committee during 1999. Messrs. McLachlan and Hobby were added to the Audit Committee in May 1999. Mr. McLachlan serves as chairman of the Audit Committee.

     The Compensation Committee makes recommendations concerning compensation, including incentive arrangements, for our officers. The Compensation Committee also administers our Amended and Restated 1989 Stock Option Plan and 1998 Stock Option Plan (together, the "Incentive Plans"). Messrs. Sutter and Zaic and Dr.

Lopez-Berestein served as members of the Compensation Committee during 1999. Dr. Gardner was added to the Compensation Committee in May 1999. Mr. Zaic serves as chairman of the Compensation Committee.

     The Nominating Committee considers and proposes director nominees for election at the Annual Meeting, selects candidates to fill Board vacancies as they occur, makes recommendations to the Board of Directors regarding Board committee memberships and performs any other functions deemed appropriate by the Board of Directors. The Nominating Committee will accept for consideration shareholders' nominations for directors if made in writing. The nominee's written consent to the nomination and sufficient background information on the candidate must be included to enable the Committee to make proper judgments as to his or her qualifications. Nominations should be addressed to the Nominating Committee at our headquarters. Dr. Cox and Messrs. Butler and Sutter served as members of the Nominating Committee during 1999.

     During 1999, the Audit Committee met one time, the Compensation Committee met three times and the Nominating Committee met one time. During 1999, none of our directors attended fewer than 75% of the number of meetings of committees on which he served, except for Mr. Butler, who did not attend the audit committee meeting and Dr. Gardner, who did not attend one of the compensation committee meetings.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of our Board of Directors currently consists of Martin P. Sutter, Gregory F. Zaic, Phyllis I. Gardner, M.D. and Gabriel Lopez-Berestein, M.D., none of whom are our officers or employees. The Compensation Committee is responsible for evaluating the performance of management, determining the compensation for certain of our executives and administering our Incentive Plans under which grants may be made to our employees. The Committee has furnished the following report on executive compensation for 1999:

     Under the supervision of the Compensation Committee, we have developed a compensation policy which is designated to attract and retain key executives responsible for our success and motivate management to enhance long-term stockholder value. The annual compensation package for executive officers primarily consists of:

     o a cash salary which reflects the responsibilities relating to the position and individual performance;

     o variable performance awards payable in cash or stock and tied to the individual's or our achievement of certain goals or milestones; and

     o long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and our stockholders.

     In determining the level and composition of compensation of each of our executive officers, the Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance. Although no specific target has been established, the Compensation Committee generally seeks to set salaries comparable to those of peer group companies. In setting such salaries, the Compensation Committee considers its peer group to be certain companies in the biotechnology industries with market capitalizations similar to ours. Such competitive group does not necessarily include the companies comprising the Nasdaq Pharmaceutical Index reflected in the performance graph in this proxy statement, which is the industry categorization we have been placed in by our investment bankers. Because we are still in the development stage, the use of certain traditional performance standards (e.g., profitability and return on equity) is not currently appropriate in evaluating the performance of our executive officers. Consequently, in evaluating the performance of management the Compensation Committee takes into consideration such factors as our achieving specified milestones or goals in our clinical development programs. In addition, the Compensation Committee recognizes performance and achievements that are more difficult to quantify, such as the successful supervision of major corporate projects, demonstrated leadership ability and contributions to the industry. For 1999, the Compensation Committee included in its evaluation our significant progress, including the continuing clinical development and advancement of our products.

     Base compensation is established through our negotiation with the executive officer at the time the executive is hired, and then subsequently adjusted when such officer's base compensation is subject to review or reconsideration. While we have entered into employment agreements with our executive officers, such agreements provide that base salaries after the initial year will be determined by the Compensation Committee after review. When establishing or reviewing base compensation levels for each executive officer, the Compensation Committee, in accordance with its general compensation policy, considers numerous factors, including the responsibilities relating to the position, the qualifications of the executive and the relevant experience the individual brings to us, strategic goals for which the executive has responsibility and compensation levels of companies at a comparable stage of development who compete with us for business, scientific and executive talents. As stated above, such comparable companies are generally those with similar market capitalizations and are not necessarily among the companies comprising the Nasdaq Pharmaceutical Index reflected in the performance graph in this Proxy Statement. No pre-determined weights are given to any one of such factors. The base salaries for the executive officers generally, and the Chief Executive Officer specifically, for fiscal 1999 were comparable to our peer group companies.

     In addition to each executive officer's base compensation, the Compensation Committee may award cash bonuses and/or grant awards under our Incentive Plans to chosen executive officers depending on the extent to which certain defined personal and corporate performance goals are achieved. Such corporate performance goals are the same as discussed above.

     All of our employees, including our executive officers, are eligible to receive long-term stock-based incentive awards under our Incentive Plans as a means of providing such individuals with a continuing proprietary interest in us. Such grants further the mutuality of interest between our employees and our stockholders by providing significant incentives for such employees to achieve and maintain high levels of performance. Our Incentive Plans enhance our ability to attract and retain the services of qualified individuals. Factors considered in determining whether such awards are granted to an executive officer include:

     o    the executive's position in the Company,

     o    his or her performance and responsibilities,

     o    the amount of stock options, if any, currently held by the officer,

     o    the vesting schedules of any such options, and

     o    the executive officer's other compensation.

While the Compensation Committee does not adhere to any firmly-established formulas or schedules for the issuance of awards such as options or restricted stock, the Compensation Committee will generally tailor the terms of any such grant to achieve its goal as a long-term incentive award by providing for a vesting schedule encompassing several years or tying the vesting dates to particular corporate or personal milestones.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Geoffrey F. Cox, Ph.D. became our Chief Executive Officer in November 1997. His base annual salary was set at $300,000 pursuant to his employment agreement with the us, effective November 3, 1997 (the "Employment Agreement"). His base salary was increased to $310,000 for 2000. In setting the base salary for Dr. Cox, the Committee evaluated the compensation package for chief executive officers of peer group biotechnology companies with similar market capitalizations. The Committee expects that when it reevaluates Dr. Cox's base salary level in the future, it will consider a variety of factors, including Dr. Cox's responsibilities, his general background and qualifications, his achievement of various corporate and personal milestones set by the Committee from time to time, and compensation levels at peer group companies for executives in Dr. Cox's position and with his background. The Committee has not attached any particular relative weighting to the foregoing factors (or any other factors which the Committee may also consider in reaching compensation decisions for our executive officers).

     Dr. Cox received a sign-on bonus of $220,000, $110,000 of which was paid to him in cash. He received the remaining $110,000 as a restricted stock award under the 1989 Stock Option Plan, and accordingly, received 17,278 shares of common stock, which grant was calculated based on the average closing sales price of our common stock for the thirty-day period preceding November 3, 1997, $5.44 per share. Under the terms of Dr. Cox's Employment Agreement, these shares were fully vested on the date of grant. The Employment Agreement, as amended, provides that Dr. Cox is eligible to receive future incentive bonus awards in an amount up to 50% of his base annual salary. A bonus of $90,002 was paid to Dr. Cox in 2000 for 1999. This bonus consisted of $48,125 in cash and 9,453 shares of common stock, which grant was calculated based on the average closing sales price of our common stock for the five day period ending February 11, 2000, $4.43 per share. The Committee will retain discretion to determine the amount of any future incentive bonus awards to be paid to Dr. Cox, and the Committee expects that it will evaluate a number of factors in reaching this decision, including our strategic goals for which Dr. Cox has responsibility, his other responsibilities, his initiatives and contributions to our achievement of various corporate and strategic goals, and his own achievement of certain personal milestones as determined by the Committee from time to time.

     Upon his hiring in November 1997, Dr. Cox was granted a stock option to purchase 500,000 shares of common stock at an exercise price of $4.25 per share. We negotiated this option with Dr. Cox as part of the Employment Agreement and the exercise price was the fair market value of our common stock specified in the Employment Agreement, which was September 3, 1997, (the date of a letter agreement pursuant to which Dr. Cox agreed to enter into employment with us). Twenty percent of the underlying shares vested on the date of grant, and as long as he continues in our employ, Dr. Cox will be vested in 8,333 shares per month for the remaining 80% of the stock option grant. The Committee expects that Dr. Cox will participate in the Incentive Plans on the same general terms as other participants in the Plans with respect to future stock option grants that he may be granted from time to time, although the amount of shares underlying option grants to Dr. Cox will be potentially larger than for other employees as a result of his position.

     His Employment Agreement, as amended, also provides that for the next three years, Dr. Cox will be eligible to receive an annual restricted stock grant of 25,000 shares of common stock if certain stock price objectives are achieved during such fiscal years. The Employment Agreement contemplates that these shares will be fully vested on issuance.

     Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), added by the Revenue Reconciliation Act of 1993, places a $1 million cap on the deductible compensation that can be paid to certain executives of publicly-traded corporations. Amounts that qualify as "performance based" compensation under Section 162(m)(4)(c) of the Code are exempt from the cap and do not count toward the $1 million limit. Generally, stock options will qualify as performance-based compensation. The Compensation Committee has discussed and considered and will continue to evaluate the potential impact of Section 162(m) on us in making compensation determinations, but has not established a set policy with respect to future compensation determinations.

     The foregoing report is given by the following members of the Compensation
Committee:

                       Gregory F. Zaic, Committee Chairman
                                Martin P. Sutter
                            Phyllis I. Gardner, M.D.
                          Gabriel Lopez-Berestein, M.D.

EXECUTIVE COMPENSATION

Executive Officers

     Set forth below is certain information concerning our executive officers, including the business experience of each during the past five years:

                    NAME                          AGE                     POSITION WITH COMPANY
                    ----                          ---                     ---------------------
Geoffrey F. Cox, Ph.D........................      56     Chairman of the Board of Directors (Class II) and Chief
                                                          Executive Officer
Paul A. Cossum, Ph.D.........................      47     Vice President, Preclinical Development
Anthony Williams, M.D........................      44     Vice President, Medical Affairs
William Schary, Ph.D.........................      51     Vice President, Regulatory Affairs and Quality
                                                          Assurance
Terance A. Murnane...........................      49     Controller and Secretary

     Information regarding the business experience of Dr. Cox is set forth above under the heading "Proposal Number 1: Election of Directors."

     Paul A. Cossum, Ph.D. Dr. Cossum joined Triplex Pharmaceutical Corporation as Vice President of Preclinical Development in 1993 and became our Vice President of Preclinical Development in September 1995 upon consummation of our mergers with Triplex and Oncologix. From 1992 to 1993, Dr. Cossum served as Director of Preclinical Development at Isis Pharmaceuticals, Inc. Prior to his employment at Isis Pharmaceuticals, Dr. Cossum worked in the Department of Pharmacological Sciences at Genentech, Inc.

     Anthony Williams, M.D. Dr. Williams joined us in December 1999 as Vice President of Medical Affairs. From April 1999 to December 1999, he was Vice President of Medical Affairs of our European subsidiary, Aronex Europe Limited, with worldwide responsibilities. From January 1998 to March 1999, Dr. Williams was a Vice President in charge of Aronex Europe Limited. From 1996 to 1998, Dr. Williams was Director of Exploratory Development at Medeva Group Development. Prior to that, from 1993 to 1996, he was Director of Clinical Research and Regulatory Affairs at Medeva Scientific. Previously, Dr. Williams held a number of academic positions at Charing Cross Hospital, University College Hospital and Whittington Hospital, all in London, England.

     William L. Schary, Ph.D. Dr. Schary joined us in March 1999. In October 1999, he was named Vice President Regulatory Affairs and Quality Assurance. Dr. Schary has more than 20 years of experience in the area of regulatory affairs and quality assurance. From 1997 to 1999, Dr Schary served as Director, Regulatory Affairs and Quality Assurance at Takeda America Research and Development Center, Inc. From 1993 to 1996, Dr. Schary was the Vice President, Regulatory Affairs and Quality Assurance at CoCensys, Inc.

     Terance A. Murnane. Mr. Murnane joined us in April 1990 as our Controller and was appointed Secretary in January 1992. Mr. Murnane was a self-employed accountant from February 1988 until April 1990. From October 1987 to February 1988, he served as the Controller for a privately-held wholesale company. Prior to that time, he spent ten years in the Private Business/Audit Department at KPMG LLP, an international accounting firm, serving most recently as Senior Manager. Mr. Murnane is a Certified Public Accountant.

COMPENSATION OF EXECUTIVE OFFICERS

     SUMMARY COMPENSATION TABLE

     The following table provides certain summary information concerning compensation paid or accrued during the last three years to our Chief Executive Officer and to each of our other executive officers, determined as of the end of the last fiscal year, whose annual compensation exceeded $100,000. Further information with respect to each of the named executive officer's compensation is described below the table.

                                                                                      LONG-TERM
                                              ANNUAL COMPENSATION                    COMPENSATION
                                              -------------------                    ------------
                                                                                RESTRICTED    SECURITIES
                                                                                  STOCK       UNDERLYING      ALL OTHER
      NAME AND PRINCIPAL POSITION        YEAR       SALARY      BONUS             AWARDS      OPTIONS (#)    COMPENSATION
      ---------------------------        ----   ------------   ---------        ----------    -----------    ------------
Geoffrey F. Cox, Ph.D.................   1999   $    305,000   $  90,002(1)          --         100,000      $    81,496
   Chief Executive Officer               1998   $    300,000   $  83,149(2)          --              --      $    27,475
                                         1997   $     50,000   $ 110,000      $  93,992         500,000      $       134
Paul A. Cossum, Ph.D..................   1999   $    176,400   $  22,400(1)          --              --      $     1,489
   Vice President, Preclinical           1998   $    168,000   $  27,384             --          80,000      $     1,373
   Development                           1997   $    168,000   $  33,600             --          41,000      $     1,302
Anthony Williams, M.D.................   1999   $    194,944   $  35,070(1)          --          50,000      $    31,122
   Vice President, Medical Affairs
William Schary, Ph.D..................   1999   $    132,689   $  26,310(1)          --         110,000      $    30,734
   Vice President, Regulatory Affairs
   and Quality Assurance
Terance A. Murnane....................   1999   $    110,000   $  18,372(1)          --          30,000      $     1,241
   Controller and Secretary              1998   $     97,000   $  23,698(2)          --          80,000      $     1,166
                                         1997   $     85,027   $  14,600             --          25,500      $     1,219

---------------------------

(1) Bonus for 1999 paid in 2000. A portion of the bonus paid to Dr. Cox, Dr. Williams, Dr. Schary and Mr. Murnane ($41,877, $14,070, $11,726 and $7,372,
     respectively) was paid in shares of our common stock at a fair market value of $4.43 per share).

(2) Bonus for 1998 paid in 1999. A portion of the bonus paid to Dr. Cox and Mr. Murnane ($40,499 and $7,856, respectively) was paid in shares of our common stock at a fair market value of $2.31 per share).

     Dr. Cox joined us in November 1997 at an annual base salary of $300,000. Dr. Cox's current salary is $310,000. The bonus in 1997 represents a cash bonus paid upon commencement of employment. The restricted stock awards in 1997 represent a stock bonus of 17,278 shares of common stock issued upon commencement of employment and was recorded at fair market value at the time of issuance. Other compensation in 1999 and 1998 represents $65,248 and $26,004 in relocation and travel costs including taxes, respectively, $5,226 and $471 in taxable life insurance, respectively, $10,022 in car allowance and business club dues in 1999 and $1,000 in matching contribution to our 401(k) savings plan in 1998 and 1999. Other compensation in 1997 represents taxable life insurance. We will pay Dr. Cox's income tax related to his 1999 taxable relocation in 2000.

     Dr. Cossum joined us in September 1995 at an annual base salary of $160,000. Dr. Cossum's current annual base salary is $181,400. Other compensation represents $1,000 in matching contributions to our 401(k) savings plan in 1997, 1998 and 1999, respectively, and taxable life insurance of $302, $373 and $489 in 1997, 1998 and 1999 respectively.

     Dr. Williams joined us in December 1999 at an annual base salary of $210,000. Other compensation in 1999 represents $11,419 in car allowance, $9,953 in living allowance, $623 in taxable life insurance and $9,127 in contributions to a pension plan. From January 1998 to November 1999, Dr. Williams was employed by our wholly owned subsidiary, Aronex Europe Limited.

     Dr. Schary joined us in March 1999 at an annual base salary of $155,000. Dr. Schary's current annual base salary is $175,000. Other compensation represents $29,290 in relocation costs, $444 in taxable life insurance and $1,000 in matching contribution to our 401(k) savings plan. We will pay Dr. Schary's income tax related to his 1999 taxable relocation in 2000.

     Mr. Murnane joined us in April 1990 and his current salary is $125,000. Other compensation represents $1,000 in matching contributions to our 401(k) savings plan in 1997, 1998 and 1999, respectively, and taxable life insurance of $219, $166 and $241 in 1997, 1998 and 1999, respectively.

     OPTION GRANTS DURING 1999

     The following table provides certain information with respect to options granted to the Chief Executive Officer and to each of the executive officers named below during the fiscal year ended December 31, 1999, under our Incentive Plans. The SEC requires disclosure of the potential realizable value or present value of each grant. The disclosure assumes the options will be held for the full seven-year term prior to exercise. These options may be exercised prior to the end of the seven-year term. The actual value, if any, an executive officer may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised. There can be no assurance that the stock price will appreciate at the rates shown in the table.

                                            INDIVIDUAL GRANTS
                      ------------------------------------------------------------------     -----------------------------
                       NUMBER OF    PERCENT OF                                               POTENTIAL REALIZABLE VALUE AT
                      SECURITIES   TOTAL OPTIONS                  MARKET                        ASSUMED ANNUAL RATES OF
                      UNDERLYING    GRANTED TO     EXERCISE      PRICE ON                      STOCK PRICE APPRECIATION
                        OPTIONS    EMPLOYEES IN    PRICE PER      DATE OF     EXPIRATION            FOR OPTION TERM
        NAME          GRANTED (#)   FISCAL YEAR      SHARE         GRANT         DATE           5%                10%
--------------------  -----------  ------------  ------------- -------------  ----------   ------------     --------------
Geoffrey F. Cox         100,000        20.4%     $    3.63     $     3.63      10/06/09    $    147,777     $      339,358
Anthony Williams         50,000        10.2%     $    3.63     $     3.63      10/06/09    $     73,889     $      169,679
William Schary           60,000        12.3%     $    2.31     $     2.31      03/09/06    $     56,424     $      129,573
William Schary           50,000        10.2%     $    3.63     $     3.63      10/06/09    $     73,889     $      169,679
Terance A. Murnane       30,000         6.1%     $    3.63     $     3.63      10/06/09    $     44,333     $      101,808

         YEAR-END OPTION VALUES

     The following table sets forth certain information regarding (1) the number of shares of common stock underlying unexercised options held by the Chief Executive Officer and each named executive officer as of December 31, 1999, and
(2) the value, at December 31, 1999, of exercisable and unexercisable "in-the-money" stock options held by the Chief Executive Officer and each executive officer named in the Summary Compensation Table. Neither the Chief Executive Officer nor any other named executive officer exercised any stock options during the year ended December 31, 1999. A stock option is "in-the-money" if the closing market price of our common stock exceeds the exercise price of the stock option. The value of "in-the-money" unexercised stock options set forth in the foregoing table represents the difference between the exercise price of these options and the closing sales price of our common stock on December 31, 1999, as reported by the Nasdaq Stock Market, $3.125 per share.

                                         1999 OPTION VALUES
                                         NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                        UNDERLYING UNEXERCISED               IN-THE-MONEY OPTIONS
                                      OPTIONS AT FISCAL YEAR-END              AT FISCAL YEAR END
              NAME                   EXERCISABLE      UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
---------------------------------    -----------      --------------     ------------    -------------
Geoffrey F. Cox, Ph. D...........        373,497             259,003       $       --        $      --
Paul A. Cossum, Ph.D.............        110,895              86,900       $   29,328        $      --
Anthony Williams.................         36,668             113,332       $       --        $      --
William Schary...................         11,668              98,332       $       --        $  48,900
Terance A. Murnane...............         69,162              97,688       $       --        $      --

PERFORMANCE GRAPH

     The following performance graph compares the performance of our common stock to the Nasdaq Composite Index and to the Nasdaq Index of Pharmaceutical Companies. The graph covers the period from December 31, 1994 to December 31, 1999. The graph assumes that the value of the investment in our common stock and each index was $100 at December 31, 1994 and that all dividends were reinvested.

                                      12/31/94      12/31/95      12/31/96     12/31/97      12/31/98      12/31/99
                                      --------      --------      --------     --------      --------      --------
Aronex Pharmaceuticals, Inc.           100.00        205.88        220.59       100.00         47.06         73.53

Nasdaq Composite Index                 100.00        141.33        173.89       213.07        300.25        542.43

Nasdaq Pharmaceutical Index            100.00        183.41        183.98       189.98        241.68        451.62

                         COMPARATIVE STOCK PERFORMANCE

                                    [GRAPH]


401(K) PLAN

     We maintain a retirement savings plan, effective as amended on January 1, 1991, in which any of our employees who has completed one month of employment may elect to participate. The plan is an individual account plan providing for deferred compensation as described in Section 401(k) of the Code and is subject to, and intended to comply with, the Employee Retirement Income Security Act of 1974. Each eligible employee is permitted to contribute up to 20% of his or her annual salary up to the applicable statutory maximum prescribed in the Code. We may, at our discretion, contribute an amount equal to the employee's contribution, but this company contribution may not exceed an amount equal to six percent of the employee's compensation. We currently contribute an amount equal to 25% of the employee's contribution up to $1,000 per year. A participant is 50% vested in the accrued benefits derived from the our contributions after completion of one year of employment following his or her election to participate in the plan, and 100% vested in such contributions after completion of two years of employment following such election. Participants may receive hardship loans under the terms of the plan. The plan provides for distributions in the event a participant dies, reaches the age of 65, becomes disabled or terminates his employment prior to the age of 65. We made contributions of approximately $65,200 under the 401(k) plan in 1999.

EMPLOYMENT AGREEMENTS

     We have entered into employment agreements with Dr. Cox, Dr. Cossum, Dr. Williams, Dr. Schary and Mr. Murnane that establish their annual salaries and provide for the payment of bonus compensation as may be awarded by the Board of Directors and for their participation in all employee benefit plans sponsored by us. The employment agreement for Dr. Cox has a primary term for three years ending in November 2000, with automatic renewals each month starting in May 1999, which continue his contract for an on-going eighteen months unless terminated by either party. Dr. Cox's agreement provides that if he is terminated for any reason other than cause, we are obligated to pay him a lump-sum payment equal to 1.5 times his annual salary and continue the provision of employment benefits for eighteen months following termination. If Dr. Cox terminates his employment as a result of a material reduction in job duties following a change in control of us, we are obligated to pay him a lump sum payment equal to 2.5 times his annual base salary. All other employment agreements are for a one-year period and renew automatically for one-year periods unless terminated by either party. These agreements provide that if the employee is terminated for any reason other than cause, we are obligated to pay to the employee an amount equal to one year's annual base salary and continue the provision of employment benefits for one year following termination. If any of Dr. Cossum, Dr. Williams, Dr. Schary or Mr. Murnane terminates his or her employment as a result of a material reduction in job duties following a change in control of us, we are obligated to pay each of them an amount equal to two years' annual base salary.

TRANSACTIONS WITH CERTAIN AFFILIATES

     In February 1998, we amended our consulting agreement with our chief scientific advisor and board member, Dr. Gabriel Lopez-Berestein, for a three-year period ending December 31, 2000, whereby we are committed to pay consulting fees of $156,000 per year through December 31, 2000. One-half of the amount will be paid in cash and one-half will be paid in common stock. We paid cash of $156,000, $78,000 and $78,000 for the years ended December 31, 1997, 1998 and 1999, respectively, and issued him 18,352 and 40,248 shares of common stock in 1998 and 1999, respectively, pursuant to this agreement.

STOCK OWNERSHIP BY OUR LARGEST STOCKHOLDERS AND MANAGEMENT

     The following table presents certain information regarding the beneficial ownership of our equity securities (which includes shares that may be acquired on the exercise of the currently vested portion of stock options) at February 29, 2000 by:

     o each person who is known by us to own beneficially more than five percent of the outstanding shares of common stock;
     o    each of our directors;
     o our chief executive officer and each of our other executive officers named in the tables under Executive Compensation; and
     o all directors and officers as a group, including all stock options vested through April 30, 1999.

Except as described below, each of the persons listed in the table has sole voting and investment power with respect to the shares listed.

                                                               NUMBER OF
                                                               ---------          STOCK           % OF TOTAL
                         NAME                                   SHARES           OPTIONS (8)      OUTSTANDING
-------------------------------------------------------        ---------         -----------      -----------
Essex Woodlands Health Ventures IV, L.L.C. (1)
190 South LaSalle, Suite 2800
Chicago, Illinois 60603................................        2,285,715             --              9.98%
Geoffrey F. Cox(2).....................................          500,665         412,497             2.15%
Martin P. Sutter(3)....................................          164,235         122,500               *
Gabriel Lopez-Berestein(4).............................          249,489         113,000             1.08%
Gregory F. Zaic(5).....................................          464,156          55,000             2.02%
James R. Butler(6).....................................           46,631          40,000               *
Phyllis I. Gardner.....................................           32,500          32,500               *
Paul W. Hobby..........................................           32,500          32,500               *
David J. McLachlan.....................................           43,813          32,500               *
Paul A. Cossum(7)......................................          124,567         117,292               *
Anthony Williams.......................................           73,348          65,001               *
William L. Schary......................................           35,308          30,001               *
Terance A. Murnane.....................................           90,950          74,505               *
All directors and officers as a group (12 persons)             1,858,162                             8.06%
(1)-(8)................................................

---------------------------

*Less than one percent.

(1) Shares are held directly by Essex Woodlands Health Ventures Fund IV, L.P. Essex Woodlands Health Ventures IV, L.L.C. is the sole general partner of Essex Woodlands Health Ventures Fund IV, L.P. Mr. Sutter, a director of the company, serves as one of three Managing Directors of Essex Woodlands Health Ventures IV, L.L.C. However, Mr. Sutter is not deemed to control Essex Woodlands Ventures IV, L.L.C. and Mr. Sutter disclaims beneficial ownership of these shares.

(2) Includes 17,278 shares owned by Dr. Cox's spouse which he may be considered to beneficially own.

(3) Mr. Sutter is also one of three managing directors of Essex Woodlands Ventures IV, L.L.C., which is the general partner of Essex Woodlands Health Ventures Fund IV, L.P. However, Mr. Sutter is not deemed to control Essex Woodlands Ventures IV, L.L.C. and Mr. Sutter disclaims beneficial ownership of these shares.

(4) Excludes 19,697 shares held by a relative of Dr. Lopez-Berestein and as, to which he disclaims beneficial ownership.

(5) Includes 403,539 shares owned by Prince Venture Partners III, L.P. Mr. Zaic is the general partner of Prince Ventures, L.P., which is a general partner of Prince Venture Partners III, L.P. Mr. Zaic disclaims beneficial ownership of the shares held by Prince Venture Partners III, L.P.

(6) Includes 3,000 shares owned through The Butler Living Trust and 2,500 shares owned by the spouse of Mr. Butler which he may be considered to beneficially own.

(7) Includes 1,000 shares owned by two daughters of Dr. Cossum which he may be considered to beneficially own.

(8) The number of shares of common stock underlying stock options shown in this column are included in the column entitled "Number of Shares".

COMPLIANCE WITH SECTION 16(a)

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers, and persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of common stock with the Securities and Exchange Commission and The Nasdaq Stock Market. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such forms that they file.

     To the company's knowledge, based solely on the company's review of the copies of such reports received by us and on written representations by certain reporting persons that no reports on Form 5 were required, we believe that during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with in a timely manner.

STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

     Under our Bylaws, if you wish to bring any matter (other than stockholder nominations of director candidates) before the 2001 Annual Meeting, you must notify our Secretary in writing between 50 and 75 days prior to the meeting. If notice or public announcement of the meeting date comes less than 65 days prior to the meeting, stockholders are required to submit a notice of nomination or proposal within 15 days after the meeting date is announced.

     Notices regarding each matter must contain:

     o a brief description of the business to be brought before the Annual Meeting and the reason for conducting the business at the Annual Meeting;
     o the name and address of record of the stockholder proposing the business;
     o the class and number of shares of stock that are beneficially owned by the stockholder; and
     o any material interest of the stockholder in the business to be conducted.

     If you do not provide the proper notice by such date, the Chairman of the meeting may exclude the matter, and it will not be acted upon at the meeting. If the Chairman does not exclude the matter, the proxies may vote in the manner they believe appropriate, as the SEC's rules allow.

     For a stockholder proposal to be considered for possible inclusion in the proxy statement for the 2001 Annual Meeting, the proposal must be received by our Secretary no later than December 11, 2000. A nomination or proposal that does not supply adequate information about the nominee or proposal will be disregarded.

DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

     Our management does not currently intend to bring any proposals to the 2000 Annual Meeting other than the election of directors and the proposals described in this proxy statement. If new proposals requiring a vote of the stockholders are brought before the meeting in a proper manner, the persons named in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgement.

1999 FORM 10-K

     A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, including any financial statements and schedules and exhibits thereto, may be obtained without charge by written request to Connie Stout, Director, Corporate Communications, Aronex Pharmaceuticals, Inc., 8707 Technology Forest Place, The Woodlands, Texas 77381-1191.

                                  By Order of the Board of Directors


                                  /s/ TERANCE A. MURNANE
                                  ----------------------------------
                                  Terance A. Murnane
                                  Secretary

April 12, 2000
The Woodlands, Texas

                          ARONEX PHARMACEUTICALS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     ANNUAL MEETING TO BE HELD MAY 16, 2000

     The undersigned hereby appoints Geoffrey F. Cox, Ph.D. and Terance A. Murnane and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all of the shares of the common stock of Aronex Pharmaceuticals, Inc. (the "Company") held of record by the undersigned on March 24, 2000 at the Annual Meeting (the "Annual Meeting") of Stockholders of the Company to be held on Tuesday, May 16, 2000, at 1:30 p.m., local time, in the Forest I Room of The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas, and any adjournment(s) thereof.

     It is important that your shares be represented at the Annual Meeting regardless of whether you plan to attend. THEREFORE, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID ENVELOPE AS PROMPTLY AS POSSIBLE. If you are present at the Annual Meeting, and wish to do so, you may revoke the proxy and vote in person.

                    (To be Dated And Signed On Reverse Side)

              ~ PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED ~
--------------------------------------------------------------------------------

A [ X ]  PLEASE MARK YOUR                                              |
         VOTES AS IN THIS                                              |
         EXAMPLE.                                                      |- - -



                                                                        WITHHOLD
  1. To elect three Class II directors of               FOR            AUTHORITY
     the Company, each to serve until the               [ ]               [ ]
     Company's 2003 Annual Meeting of
     Stockholders or until their respective
     successors have been duly elected
     and qualified;

     NOMINEES:   Geoffrey F. Cox, Ph.D.
                 Gabriel Lopez-Berestein, M.D.
                 Phyllis I. Gardner, M.D.

(INSTRUCTIONS:  To withhold authority to vote for any individual nominee, write such name or names in the space provided below.)

_______________________________________________________________________________


  2. To ratify and approve the appointment        FOR      AGAINST      ABSTAIN
     of Arthur Andersen LLP as the                [ ]        [ ]          [ ]
     Company's independent public
     accountants for its fiscal year
     ending December 31, 2000; and

     To act upon such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on March 24, 2000 will be entitled to notice of and to vote at the Annual Meeting.


SIGNATURE                                          DATE
          ----------------------------------------      ------------------------

SIGNATURE                                          DATE
          ----------------------------------------      ------------------------
                 Signature is held jointly

NOTE: Please execute this Proxy as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.